UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

ScanTech AI Systems Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with 340 Broadway Holdings, LLC (the “Lender”) effective as of July 3, 2025. Pursuant to the terms of the Securities Purchase Agreement, the Company issued a senior secured promissory note (the “Note”) to the Lender with a total principal amount of up to $1,500,000 and 2,095,531 shares (the “Origination Shares”) of the Company’s common stock to the Lender. The Note bears interest at an annual rate of 15% and matures on July 3, 2026 (the “Maturity Date”).

Pursuant to the Note, the Lender was obligated to fund $250,000 at the initial closing, is obligated to fund an additional $250,000 of the Note upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and may fund the remaining $1,000,000 of the Principal Amount (as defined in the Note) in one or more closings at the sole discretion of the Lender on or before the Maturity Date. The initial closing of the Note occurred on July 7, 2025, upon which the Lender delivered $250,000 by wire transfer. The net proceeds to the Company from the initial closing were $240,000. The Company expects to use the net proceeds from the Note for general corporate purposes.

The Lender has the right, but not the obligation, to convert, at any time prior to the Maturity Date, all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into shares (the “Conversion Shares”) of the Company’s common stock. The conversion price for the Conversion Shares is equal to 80% of the average of the three lowest Trading Prices for the Company’s common stock during the five Trading Day period preceding the conversion date inclusive of the day of the conversion date. “Trading Price” means the price at which a trade of the Company’s common stock is reported by a reliable reporting service designated by the Lender. Notwithstanding the above, the Conversion Shares shall not be converted at a price less than $0.2051 per share (the “Minimum Conversion Price”).

The Lender is prohibited from converting an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of the Company’s common stock beneficially owned by the Lender and 4.99% of the outstanding shares of the Company’s common stock. The Lender may waive such 4.99% limitation upon, at the election of the Lender, not less than seven day’s prior notice to the Company.

Moreover, the Securities Purchase Agreement provides that in no event will the Company be required to (i) issue shares of Company’s common stock (or securities convertible into or exercisable for the Company’s common stock), including but not limited to the Conversion Shares and Origination Shares, exceeding 19.99% of the Company’s common stock or exceeding 19.99% of the voting power outstanding either as of the date of the Securities Purchase Agreement or the date immediately preceding the date of the Securities Purchase Agreement, as determined in accordance with the relevant stock exchange rules (the “Conversion Cap”), and (ii) otherwise issue shares of the Company’s common stock or other securities which issuance would violate any rule of the Securities and Exchange Commission (the “SEC”) or the relevant stock exchange or trading market on which the Company’s common stock is then listed or quoted. Notwithstanding the foregoing, should the Lender wish to exceed the Conversion Cap, the Company is obligated, within 30 days of receiving such conversion request to exceed the Conversion Cap, file a proxy statement seeking stockholder approval authorizing the Company to issue shares exceeding the Conversion Cap in compliance with Nasdaq Stock Market Rule 5635 either (A) within the proxy statement on Schedule 14A for the Company’s next annual meeting of stockholders, or (B) within a proxy statement on Schedule 14A for a special meeting of stockholders.

Pursuant to the Note, the Company is obligated to register the Origination Shares plus an additional number of shares equal to 200% of the number of shares into which $500,000 of the Principal Amount of the Note can be converted as if converted on the closing date, by an amendment to the Company’s existing Registration Statement on Form S-1 (SEC File No. 333-284806) (the “Existing Registration Statement”). The Company is also obligated to register the Conversion Shares on a new registration statement within the later of (i) 30 calendar days following the issuance of the Note, or (ii) 7 calendar days following the date the SEC declares the Existing Registration Statement effective.

The Securities Purchase Agreement contains customary representations and warranties. The Note contains a most favored nations status provision, a prohibition on certain financing transactions by the Company without the prior written consent of the Lender, a prohibition on certain variable rate transactions, and certain mandatory prepayment provisions of the aggregate Principal Amount of the Note not converted to common stock at 150% of the Principal Amount thereof plus accrued interest to such date of repayment. The Note provides that it shall be considered senior secured by the collateral pool of the Company and that the Lender shall become a party to the Intercreditor Agreement dated September 23, 2024 by execution of a joinder. If an Event of Default (as defined in the Note) were to occur, which term includes, among other things, certain filings being filed untimely with the SEC and if the trading price of the Company’s common stock decreases by more than 50% at any time within 30 days of the date of the Note, then, among other consequences, default interest accrues at the rate of 18% per annum and the Lender may, at its option, elect to require the Company to make a default payment of 115% of the outstanding Principal Amount of the Note, plus accrued but unpaid interest, at the default interest rate, all other fees then remaining unpaid, and all other amounts payable under the Note. The Note also contains certain negative covenants of the Company, including restrictions on debt, a prohibition on entering into any agreement with any holder of the Company’s securities without the prior written consent of the Lender, and a prohibition on authorizing or approving any reverse stock split of the Company’s common stock.

The Lender previously lent money to the Company in January 2025.

The foregoing descriptions of the Securities Purchase Agreement and the Note, and of all of the parties’ rights and obligations under the Securities Purchase Agreement and the Note, are qualified in their entirety by reference to the Securities Purchase Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above and Item 3.02 below is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02. The Company issued the Origination Shares in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) because the Origination Shares were issued in a transaction not involving any public offering and the Lender represented that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

To the extent that any shares of the Company’s common stock are issued upon conversion of the Note, the Company expects that such Conversion Shares will be issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) because no commission or other remuneration is expected to be paid in connection with the conversion of the Note and any resulting issuance of Convertible Shares and/or in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) because any Conversion Shares will be issued in a transaction not involving any public offering and the Lender represented that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. A maximum of approximately 8,410,532 Conversion Shares may be issued upon conversion of the Note based on the Minimum Conversion Price of $0.2051 per share and assuming conversion of a maximum Principal Amount of $1,500,000 and all accrued interest, and assuming that any stockholder approval that is required is obtained; however, the actual number of Conversion Shares issued could be higher if, for example, any additional Principal Amount, interest, or fees as the result of any Event of Default are converted into shares of common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of July 3, 2025, entered into by and between the Company and the Lender.
10.2	Senior Secured Promissory Note, dated as of July 3, 2025, issued by the Company to the Lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer